CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in the Registration Statement of our report dated November 18, 1996, relating to the financial statements of Sheffield Acquisitions, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.








                              WEINBERG, PERSHES & COMPANY, P.A.
                              Certified Public Accountants



Boca Raton, Florida
November 27, 1996